Exhibit 99.1

CapLease Announces Third Quarter 2010 Results

NEW YORK--(BUSINESS WIRE)--November 3, 2010--CapLease, Inc. (NYSE: LSE), a real estate investment trust (REIT) focused on single-tenant commercial real estate investments, today announced its results for the third quarter ended September 30, 2010. Net loss to common stockholders was $(2.8) million, and funds from operations, or FFO, was $9.3 million.

Third Quarter 2010 Highlights:

  Revenues of $41.4 Million
  FFO of $0.16 Per Share
  Portfolio Growth Reinitiated Through Build-to-Suit Program
  Extended Maturity of Revolving Credit Facility Until July 2013
  Debt Reduction of $78 Million To Date in 2010

Paul McDowell, Chairman and Chief Executive Officer, stated: “We achieved an important milestone during the third quarter, as we resumed portfolio growth by making an initial investment into a development joint venture to build a warehouse/distribution facility for a large multinational corporation. Additional new investment efforts are continuing in earnest and we are building a solid pipeline of potential acquisition opportunities. We continued to strengthen our balance sheet as we extended our revolving credit agreement until July 2013. Finally, we have continued to significantly reduce our debt in 2010, providing the Company with meaningful financial flexibility.”

Third Quarter 2010 Results:

CapLease produced total revenues of $41.4 million for the quarter ended September 30, 2010, compared to total revenues of $45.0 million in the comparable period in 2009. The decline in revenues from the comparable period in 2009 reflects the previously communicated vacancy of the Company’s Johnston, Rhode Island property during October 2009.

Third quarter 2010 FFO adjusted for items that affect comparability was $9.3 million, or $0.16 per share. Net loss to common stockholders for the third quarter of 2010 was $(2.8) million, or $(0.05) per share.

	For the Three Months Ended September 30,
(Amounts in thousands, except per share amounts)	2010	2009
Funds from operations	$9,335	$8,532
Per Share	$0.16	$0.17
Items that affect comparability (income) expense:
Loss on investments	–	5,912
Loss (gain) on extinguishment of debt	14	(415)
Funds from operations, as adjusted for comparability	$9,349	$14,029
Per Share	$0.16	$0.28

New Investment Activities:

During the third quarter 2010, CapLease entered into and commenced funding a joint venture that is developing and constructing a build-to-suit warehouse/distribution building in Louisville, Kentucky with a construction budget of $8.4 million. We have entered into a lease with the tenant, a large multinational corporation, with a ten year term, scheduled to commence upon completion of construction. Construction of the project commenced during the third quarter and is scheduled to be completed during the first quarter of 2011. At completion of construction, CapLease will buy out its development partner and will own the project for a total investment of approximately $10 million, at a capitalization rate of 9.5%.

Investment Portfolio:

The Company’s portfolio before depreciation and amortization was approximately $2.0 billion, with 81% invested in owned properties, at September 30, 2010. The weighted average underlying tenant credit rating on the Company’s entire single tenant portfolio is A- from Standard & Poor’s, with an average tenant rating on the single tenant owned property portfolio of A.

Approximately 92% of the overall single tenant portfolio is invested in owned properties and loans on properties where the underlying tenant is rated investment grade and in investment grade rated real estate securities, with about 97% of the single tenant owned property portfolio leased to investment grade tenants.

The weighted average remaining lease term on the Company’s entire single tenant portfolio is approximately eight years, including approximately seven years on the single tenant owned property portfolio and approximately 16 years on the leases underlying the loan portfolio.

Our loan portfolio is primarily comprised of seasoned fully amortizing first mortgage loans on properties leased to investment grade tenants. References to the Company’s single tenant portfolio exclude its Johnston, Rhode Island and Omaha, Nebraska properties, as each is no longer leased primarily by a single tenant.

Nine Month Results:

For the nine months ended September 30, 2010, the Company reported total revenues of $124.7 million, compared to total revenues of $134.5 million in the comparable period of 2009. FFO adjusted for items that affect comparability for the nine months ended September 30, 2010 was $28.2 million, or $0.50 per share, compared to $40.6 million, or $0.83 per share, in the 2009 period. Net loss to common stockholders for the nine months ended September 30, 2010 was $(8.3) million, or $(0.15) per share, compared to net loss of $(2.8) million, or $(0.06) per share, in the comparable period of 2009.

	For the Nine Months Ended September 30,
(Amounts in thousands, except per share amounts)	2010	2009
Funds from operations	$27,911	$36,646
Per Share	$0.50	$0.75
Items that affect comparability (income) expense:
Loss on investments	–	13,739
Loss (gain) on extinguishment of debt	293	(9,829)
Funds from operations, as adjusted for comparability	$28,204	$40,556
Per Share	$0.50	$0.83

Balance Sheet:

The Company successfully reduced its debt in 2010, while also increasing its cash position to enable it to support new growth initiatives. As of today, cash and cash equivalents stand at $50 million.

At September 30, 2010, the Company’s assets included $1.6 billion in owned real property investments before depreciation and amortization, $213 million in loan investments, and $152 million in commercial mortgage-backed securities. Most of the Company’s debt is long-term amortizing non-recourse fixed rate debt. Only 2.4% of the Company’s debt is recourse and must be refinanced through 2012, comprised entirely of the convertible senior notes with $35.0 million of principal currently outstanding and putable to the Company by the holders in October 2012.

The Company’s overall portfolio leverage, expressed as a percentage of its total debt to total assets before depreciation and amortization on owned properties and with other minor adjustments, was approximately 72% as of September 30, 2010, down from 76% at December 31, 2009. CapLease expects its portfolio leverage level to continue to decrease over time, as a result of one or more of the following factors: scheduled principal amortization on our debt which, net of principal collected on our debt investments, averages about $30 million annually through 2014, voluntary debt reduction including potentially through selected asset sales, and expected lower or no leverage on new asset acquisitions. The Company’s leverage on owned properties is approximately 67% as of September 30, 2010.

Dividends:

In the third quarter of 2010, the Company declared a cash dividend on its common stock in the amount of $0.06 per share. The level of CapLease’s common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends.

The Company also declared a cash dividend of $0.5078125 on its 8.125% Series A cumulative redeemable preferred stock.

2010 Guidance:

CapLease is affirming its previously disclosed full year 2010 guidance range of $0.63 to $0.65 of FFO per share, and $(0.23) to $(0.21) of earnings per share (EPS).

CapLease is also affirming its full year 2010 guidance range of $0.66 to $0.68 of cash available for distribution (CAD) per share.

The Company’s guidance estimates assume no additional capital raising activities and no new asset investments in 2010. The Company’s guidance estimates continue to assume no asset disposition activity in 2010, no gains or losses associated with asset sales or debt extinguishment, no portfolio impairments or losses, and no other gains or charges that may occur during the year. The Company’s estimates also include assumptions with respect to interest rate levels on our floating rate facility, the level of property operating expenses and general and administrative expenses.

The difference between FFO and EPS is primarily depreciation and amortization expense on real property.

The factors described in the Forward-Looking and Cautionary Statements section of this release could cause actual results to differ materially from our guidance.

Conference Call:

CapLease will hold a conference call and webcast to discuss the Company’s third quarter 2010 results at 10:00 a.m. (Eastern Time) today. Hosting the call will be Paul H. McDowell, Chairman and Chief Executive Officer, and Shawn P. Seale, Senior Vice President and Chief Financial Officer.

Interested parties may listen to the conference call by dialing (877) 407-4018 or (201) 689-8471 for international participants. A simultaneous webcast of the conference call may be accessed by logging onto the Company’s website at www.caplease.com under the Investors section.

A replay of the conference call will be available on the Internet at www.streetevents.com and the Company’s website for approximately fourteen days following the call. A recording of the call also will be available beginning after 1:00 p.m. (Eastern Time) today by dialing (877) 870-5176 or (858) 384-5517 for international participants. To access the telephonic replay, please enter conference ID 359765.

Non-GAAP Financial Measures:

Funds from operations (FFO) and cash available for distribution (CAD) are non-GAAP financial measures. The Company believes FFO and CAD are useful additional measures of the Company’s financial performance, as these measures are commonly used by the investment community in evaluating the performance of an equity REIT. The Company also believes that these measures are useful because they adjust for a variety of non-cash items (like depreciation and amortization, in the case of FFO, and depreciation and amortization, stock-based compensation and straight-line rent adjustments, in the case of CAD). FFO and CAD should not be considered as alternatives to net income or earnings per share determined in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies and analysts do not calculate FFO and CAD in a similar fashion, the Company’s calculation of FFO and CAD may not be comparable to similarly titled measures reported by other companies.

The Company calculates FFO consistent with the NAREIT definition, or net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures.

The Company calculates CAD by further adjusting FFO to exclude straight-line rent adjustments, stock-based compensation, above or below market rent amortization and non-cash interest income and expense, and to include routine capital expenditures on investments in real property and capitalized interest expense (if any). The Company will also adjust its CAD computations to exclude certain non-cash or unusual items. For example, in 2009 and 2010, CAD has been adjusted to exclude the non-cash gains/losses on debt extinguishment.

The Company also discloses FFO as adjusted for items that affect comparability, as it believes this measure is a useful proxy for existing portfolio performance and, therefore, provides a meaningful presentation of operating performance. This adjusted FFO measure should not be considered as an alternative to net income or earnings per share determined in accordance with GAAP as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity. It also differs from the NAREIT’s definition of FFO and may not be comparable to similarly titled measures reported by other companies.

Forward-Looking and Cautionary Statements:

This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

  our ability to close new investment transactions that we have under contract;
  payment defaults on one or more of our asset investments;
  the impact to earnings associated with potential asset dispositions and debt repayments;
  increases in our financing costs (including as a result of LIBOR rate increases), our general and administrative costs and/or our property expenses; and
  our failure to comply with our debt obligations.

Developments in any of those areas could cause actual results to differ materially from results that have been or may be projected. For a more detailed discussion of the trends, risks and uncertainties that may affect our operating and financial results and our ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent Annual Report on Form 10-K, including the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC. Copies of these documents are available on our web site at www.caplease.com and on the SEC’s website at www.sec.gov. We caution that the foregoing list of important factors is not complete and we do not undertake to update any forward-looking statement.

About the Company:

CapLease, Inc. is a real estate investment trust, or REIT, that invests primarily in single tenant commercial real estate assets subject to long-term leases to high credit quality tenants.

CapLease, Inc. and Subsidiaries Consolidated Statements of Operations For the three and nine months ended September 30, 2010 and September 30, 2009 (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Amounts in thousands, except per share amounts)	2010	2009	2010	2009
Revenues:
Rental revenue	$31,278	$34,479	$94,356	$102,004
Interest income from loans and securities	6,888	7,621	20,902	23,592
Property expense recoveries	2,982	2,700	8,775	8,416
Other revenue	218	161	645	524
Total revenues	41,366	44,961	124,678	134,536
Expenses:
Interest expense	21,011	22,386	64,041	68,120
Property expenses	6,190	4,726	18,498	14,859
Loss on investments	–	5,912	–	13,739
General and administrative expenses	2,462	2,596	7,899	7,750
General and administrative expenses-stock based compensation	662	550	1,879	1,570
Depreciation and amortization expense on real property	12,121	12,596	36,253	39,178
Loan processing expenses	67	76	202	232
Total expenses	42,513	48,842	128,772	145,448
(Loss) gain on extinguishment of debt	(14)	415	(293)	9,829
Loss from continuing operations	(1,161)	(3,466)	(4,387)	(1,083)
Income from discontinued operations	–	80	37	435
Net loss before non-controlling interest in consolidated subsidiaries	(1,161)	(3,386)	(4,350)	(648)
Non-controlling interest in consolidated subsidiaries	8	13	23	9
Net loss	(1,153)	(3,373)	(4,327)	(639)
Dividends allocable to preferred shares	(1,625)	(711)	(3,992)	(2,133)
Net loss allocable to common stockholders	$(2,778)	$(4,084)	$(8,319)	$(2,772)

Earnings per share:
Net loss per common share, basic and diluted	$(0.05)	$(0.08)	$(0.15)	$(0.06)
Weighted average number of common shares outstanding, basic and diluted	57,185	50,179	55,822	48,539
Dividends declared per common share	$0.06	$0.05	$0.18	$0.15
Dividends declared per preferred share	$0.51	$0.51	$1.52	$1.52

CapLease, Inc. and Subsidiaries Consolidated Balance Sheets As of September 30, 2010 (unaudited) and December 31, 2009

(Amounts in thousands, except share and per share amounts)	As Of September 30, 2010	As Of December 31, 2009
Assets
Real estate investments, net	$1,373,428	$1,408,819
Loans held for investment, net	212,963	221,211
Commercial mortgage-backed securities	151,938	153,056
Cash and cash equivalents	57,798	38,546
Asset held for sale	–	3,410
Structuring fees receivable	474	1,094
Other assets	79,104	78,279
Total Assets	$1,875,705	$1,904,415
Liabilities and Equity
Mortgages on real estate investments	$933,170	$943,811
Collateralized debt obligations	256,504	263,310
Credit facility	93,092	126,262
Secured term loan	104,783	114,070
Convertible senior notes	33,785	49,452
Other long-term debt	30,930	30,930
Total Debt Obligations	1,452,264	1,527,835
Intangible liabilities on real estate investments	37,952	39,591
Accounts payable, accrued expenses and other liabilities	19,493	18,700
Dividends and distributions payable	5,066	3,822
Total Liabilities	1,514,775	1,589,948
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, Series A cumulative redeemable preferred, liquidation preference $25.00 per share, 3,200,600 and 1,400,000 shares issued and outstanding, respectively	73,776	33,657
Common stock, $0.01 par value, 500,000,000 shares authorized, 57,184,965 and 51,709,511 shares issued and outstanding, respectively	572	517
Additional paid in capital	308,105	303,368
Accumulated other comprehensive loss	(22,729)	(24,332)
Total Stockholders' Equity	359,724	313,210
Non-controlling interest in consolidated subsidiaries	1,206	1,257
Total Equity	360,930	314,467
Total Liabilities and Equity	$1,875,705	$1,904,415

CapLease, Inc. and Subsidiaries
Reconciliation of Net (Loss) Income to Funds from Operations and Cash Available for Distribution (unaudited)
For the three and nine months ended September 30, 2010 and September 30, 2009

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Amounts in thousands, except per share amounts)	2010	2009	2010	2009
Net (loss) income allocable to common stockholders	$(2,778)	$(4,084)	$(8,319)	$(2,772)
Add (deduct):
Non-controlling interest in consolidated subsidiaries	(8)	(13)	(23)	(9)
Depreciation and amortization expense on real property	12,121	12,596	36,253	39,178
Depreciation and amortization expense on discontinued operations	–	33	–	249
Funds from operations	9,335	8,532	27,911	36,646
Add (deduct):
Straight-lining of rents	(3,227)	4,431	1,371	5,825
General and administrative expenses-stock based compensation	662	550	1,879	1,570
Amortization of above and below market leases	416	328	1,247	1,016
Non-cash interest income and expenses	501	761	1,772	2,360
Routine capital expenditures on real estate investments	–	(140)	(71)	(170)
Loss on investments	–	5,912	–	13,739
Loss (gain) on extinguishment of debt	14	(415)	293	(9,829)
Cash available for distribution	$7,701	$19,959	$34,402	$51,157

Weighted average number of common shares oustanding, basic and diluted	57,185	50,179	55,822	48,539
Weighted average number of OP units outstanding	156	156	156	156
Weighted average number of common shares and OP units outstanding, diluted	57,341	50,335	55,978	48,695
Net loss per common share, basic and diluted	$(0.05)	$(0.08)	$(0.15)	$(0.06)
Funds from operations per share	$0.16	$0.17	$0.50	$0.75
Cash available for distribution per share	$0.13	$0.40	$0.61	$1.05

CapLease, Inc. and Subsidiaries Overall Company Leverage (unaudited) As of September 30, 2010 and December 31, 2009

	Sep 30, 2010	Dec 31, 2009
Debt
Mortgages on real estate investments	$933,170	$943,811
Collateralized debt obligations	256,504	263,310
Credit facility	93,092	126,262
Secured term loan	104,783	114,070
Convertible senior notes	33,785	49,452
Other long-term debt	30,930	30,930
Total Debt	$1,452,264	$1,527,835

Assets
Total assets	$1,875,705	$1,904,415
Accumulated depreciation and amortization on owned properties	227,505	190,166
Intangible liabilities on real estate investments	(37,952)	(39,591)
Prepaid expenses and deposits	(2,978)	(1,267)
Accrued rental income	(34,256)	(35,317)
Deferred rental income	311	–
Debt issuance costs, net	(6,448)	(7,653)
Other	(795)	(988)
Total Assets, as adjusted	$2,021,092	$2,009,765

Leverage (Total Debt/Total Assets, as adjusted)	72%	76%

CapLease, Inc. and Subsidiaries Leverage by Segment (unaudited) As of September 30, 2010

(in thousands)	Mortgage Debt	CDO Debt	Secured Term Loan Debt	Credit Facility Debt	Total Debt	Investment (1)	Leverage
Owned Properties	$933,170	$30,938	$31,928	$83,222	$1,079,258	$1,610,889	67%
Debt Investments	–	225,566	72,855	9,870	308,291	365,813	84%
(1)	Represents our carry value for financial reporting purposes before depreciation and amortization on owned properties. The carry value of our debt investments has been adjusted to exclude a $500 general loss reserve.

CONTACT:
Investor Relations/Media Contact:
ICR, Inc.
Brad Cohen, 212-217-6393
bcohen@icrinc.com